Exhibit 21.01

LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2007
DOMESTIC SUBSIDIARIES

1.	Baazee.com, Inc., a Delaware corporation
2.	Blackthorne Software, Inc., a Delaware corporation
3.	Camino Networks, Inc., a Delaware corporation
4.	CARad Inc., a Delaware corporation
5.	EachNet, Inc., a Delaware corporation
6.	eBay Domestic Holdings, Inc., a Delaware corporation
7.	eBay International Inc., a Delaware corporation
8.	eBay Real Estate Inc., a Delaware corporation
9.	eBay Partner Network, Inc., a Delaware corporation
10.	Global Commerce Services, Inc., a Delaware corporation
11.	Half.com, Inc., a Pennsylvania corporation
12.	Kijiji US, Inc., a Delaware Corporation
13.	Marketplace Insurance Inc., a Hawaii corporation
14.	MicroPlace, Inc., a Delaware corporation
15.	PayPal Asset Management, Inc., a Delaware corporation
16.	PayPal Data Services, Inc., a Delaware corporation
17.	PayPal Gift Card Services, Inc., a Arizona corporation
18.	PayPal Global Holdings, Inc., a Delaware corporation
19.	PayPal, Inc., a Delaware corporation
20.	PayPal Insurance Services, Inc., a Delaware corporation
21.	ProStores, Inc., a Delaware corporation
22.	The Commercial Exchange Co., Inc., a Delaware corporation
23.	Shopping.com International Holding, Inc., a Delaware corporation
24.	Shopping.com Inc., a Delaware corporation
25.	Skype Inc., a Delaware corporation
26.	Skype Delaware Holdings, Inc., a Delaware corporation
27.	StubHub, Inc., a Delaware corporation
28.	StumbleUpon, Inc., a Delaware corporation
29.	Viva Group, Inc dba Rent.com, a Delaware corporation
30.	Rent.com Arizona Brokerage, LLC
31.	Viva.com Realty Brokerage, LLC (Florida)
32.	Viva.com Realty Brokerage, LLC (Kentucky)
33.	Rent.com Hawaii, LLC
34.	Viva Realty Indiana, LLC
35.	Viva Realty Minnesota, LLC (dba) “Rent.com”
36.	Rent.com Nevada, LLC
37.	Viva Group New Hampshire, LLC (dba) “Rent.com”
38.	Viva Realty Washington, LLC
39.	Rent.com Ohio, LLC
40.	Viva Oregon, LLC
41.	Rent.com Pennsylvania, LLC
42.	Viva Realty Utah, LLC
43.	Rent.com Vermont, LLC
44.	Viva VA PA, LLC (Virginia)
45.	VGI Delaware, LLC

INTERNATIONAL SUBSIDIARIES

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%

1.	A1 Markt B.V.	The Netherlands
2.	Baazee.com Private Limited	Mauritius
3.	DealTime (Europe) B.V.	Netherlands
4.	DealTime (Germany) GmbH	Germany
5.	EachNet.com (Hong Kong) Limited	Hong Kong
6.	EachNet.com Limited	Cayman Islands
7.	EachNet.com Network Information Services (Shanghai) Co., Ltd.	People’s Republic of China
8.	eBay Advertising Group GmbH	Germany
9.	eBay Asia Pacific Regional Management Services Ltd.	Korea
10.	eBay Australia and New Zealand Pty Limited	Australia
11.	eBay Australia Pty Ltd	Australia
12.	eBay Austria GmbH	Austria
13.	eBay Belgium Holdings S.A.	Belgium
14.	eBay Belgium SPRL	Belgium
15.	eBay Europe Sarl	Luxembourg
16.	eBay Europe Services Ltd.	Ireland
17.	eBay Canada Limited	Canada
18.	eBay CS Vancouver Inc.	Canada
19.	eBay France SAS	France	99.98%
20.	eBay Global Holdings B.V.	The Netherlands
21.	eBay GmbH	Germany
22.	eBay EachNet.com Network Information Services (Shanghai) Co., Ltd.	People’s Republic of China
23.	eBay e-Commerce Technology Operations (Shanghai) Co., Ltd.	People’s Republic of China
24.	eBay Engineering & Research Center (Shanghai) Co., Ltd.	People’s Republic of China
25.	eBay India Centre Private Limited	India
26.	eBay India Pvt. Ltd.	India
	eBay International Advertising GmbH	Switzerland
27.	eBay International AG	Switzerland
28.	eBay International Hong Kong Ltd.	Hong Kong People’s
29.	eBay Internet Support (Shanghai) Co., Ltd.	China
30.	eBay Ireland Limited	Ireland
31.	eBay Israel Holding Ltd.	Israel
32.	eBay Italia S.r.l.	Italy
33.	eBay Japan K.K	Japan
34.	eBay KTA (UK) Limited	United Kingdom
35.	eBay Motors GmbH	Germany
36.	eBay Motors India Private Limited	India
37.	eBay Mauritius Holding Private Limited	Mauritius
38.	eBay Netherlands B.V.	The Netherlands
39.	eBay New Ventures K.K.	Japan
40.	eBay Polska sp z o.o.	Poland
41.	eBay PRC AG	Switzerland
42.	eBay Promotions (UK) Ltd.	United Kingdom
43.	eBay Singapore Services Private Limited	Singapore
44.	eBay Spain International, S.L.	Spain
45.	eBay Sverige AB	Sweden
46.	eBay Taiwan Company Ltd.	Taiwan
47.	eBay UK Limited	United Kingdom
48.	Entreprises Kijiji Canada Inc.	Canada
49.	EU Liaison Office BVBA	Belgium
50	Gumtree.com Australia Pty Ltd	Australia

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%

51.	GumTree.com Limited	United Kingdom
52.	High Options Sdn Bhd	Malaysia
53.	Hortensia B.V.	The Netherlands
54.	Inter Bazar	Portugal
55.	Internet Auction Co., Ltd	Korea	99.96%
56.	Intoko Limited	United Kingdom
57.	Kijiji GmbH	Germany
58.	Kijiji India Private Limited	India
59.	Kijiji International Limited	Ireland
60.	Kijiji Italia s.r.l.	Italy
61.	Kijiji Korea Co., Ltd.	Korea
62.	Kijiji Mauritius Holding Private Ltd.	Mauritius
63.	Kijiji Network Information Technology Services (Shanghai) Co. Ltd.	People’s Republic of China
64.	Kijiji S.a.r.l.	France
65.	Kijiji S.L.U.	Spain
66.	Marktplaats B.V	The Netherlands
67.	mobile.de & eBayMotors GmbH	Germany
68.	Opusforum GmbH	Germany
69.	PChome eBay Co., Ltd.	Taiwan	35%
70.	PayPal Asia Services Ltd.	Mauritius
71.	PayPal Australia Pty Limited	Australia
72.	PayPal (BVI) Holdings Inc.	British Virgin Islands
73.	PayPal CA Limited	Canada
74.	PayPal Deutschland GmbH	Germany
75.	PayPal (Europe) Ltd.	United Kingdom
76.	PayPal Europe Services Ltd.	Ireland
77.	PayPal France SAS	France
78.	PayPal Hong Kong Limited	Hong Kong
79.	PayPal Information Technologies (Shanghai) Co., Ltd.	People’s Republic of China
80.	PayPal International Limited	Ireland
81.	PayPal Italia s.r.l.	Italy
82.	PayPal Nederland B.V.	The Netherlands
83.	PayPal Services Canada Limited	Canada
84.	PayPal Singapore Private Limited	Singapore
85.	PayPal Spain S.L.	Spain
86.	PayPal (UK) Limited	United Kingdom
87.	PayPal 2 Sarl	Luxembourg
88.	PayPal 3 Sarl	Luxembourg
89.	Rent New Ventures Limited	Ireland
90.	S Technologies Limited	United Kingdom
91.	Shanghai eBay Network Information Services Co., Ltd.	China	50%
92.	Shopping.com Australia Pty Ltd.	Australia
93.	Shopping.com GmbH	Germany
94.	Shopping.com Ltd.	Israel
95.	Shopping.com France SAS	France
96.	Shopping.com UK Ltd.	United Kingdom
97.	Shopping Epinions International Ltd.	Ireland
98.	Skype Communications S.a r.l.	Luxembourg
99.	Skype Czech Republic s.r.o.	Czech Republic
100.	Skype Deutschland GmbH	Germany
101.	Skype Hong Kong Limited	Hong Kong
102.	Skype Limited	Ireland
103.	Skype Poland Sp. z o.o.	Poland
104.	Skype Software S.a. r.l.	Luxembourg

		Jurisdiction of	Percent Ownership
Name		Incorporation	If Less Than 100%

105.	Skype Sweden AB	Sweden
106.	Skype Technologies S.A.	Luxembourg
107.	Skype Technologies OU	Estonia
108.	Skyper Limited	Bahamas
109.	Skype Luxembourg Holdings S.a r.l.	Luxembourg
110.	Sonorit ApS	Denmark
111.	Sonorit Holding AS	Norway
112.	Sv. Bilannonser	Sweden
113.	Tel-Online Limited	Cayman Islands
114.	TOM Eachnet Holdings (BVI) Inc.	British Virgin Islands
115.	TOM Eachnet PRC Holdings (BVI) Inc.	British Virgin Islands
116.	Tradera AB	Sweden
117.	Tradera Nordic AB	Sweden
118.	Via-Online GmbH	Germany